Exhibit 10.29

2020 Omnibus Long-Term Incentive Plan
Non-Qualified Option to Purchase
Global Industrial Company Common Stock

Global Industrial Company (the “Company”) has granted to the Recipient (“you” or the “Recipient”) listed in the Notice of Grant of Stock Option annexed hereto (the “Notice” and together with this agreement, the “Option Agreement”) an Option to purchase the number of shares (the “Shares”) of Global Industrial Company Common Stock listed in the Notice at the exercise price (“Exercise Price”) listed in the Notice. This Option is a “nonqualified stock option” and does not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

The details of the Recipient’s Option, in addition to those set forth in the Notice and the Plan, are as follows:
1.Grant Pursuant to Plan. This Option Agreement (including the Notice) and the grant of this Option are pursuant to, and subject to the terms of, the Company’s 2020 Omnibus Long-Term Incentive Plan (the “Plan”), which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Option Agreement and the Plan. Unless otherwise provided herein, terms used in this Option Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan. In the event of any conflict or inconsistency between the terms of the Plan and the terms of this Option Agreement, the terms of this Option Agreement shall control. The parties hereto acknowledge that the terms of this Option Agreement have been approved and ratified by a committee of the Board consisting entirely of three non-employee directors.
2.Term. The term of this Option commences on the grant date listed in the Notice and, except as provided in Section 5, ends on the tenth anniversary thereof (the “Expiration Date”). In no event may the Option be exercised on or after the Expiration Date.
3.Exercisability. Subject to the terms of the Plan and the terms hereof, your Option will become exercisable in installments in accordance with the vesting schedule set forth in the Notice, provided you continue to be employed by the Company and/or any of its subsidiaries from the grant date through the time of vesting.
1.1Exercise. You may exercise this Option, in whole or part, to purchase all or any part of the Shares for which it is then exercisable by submitting to the administrator (or its designee) of the Plan a completed Exercise Notice, in the form specified by the Company from time to time for such purpose, together with payment of the Exercise Price and all applicable withholding taxes or provision for payment therefor; provided, however, you may not exercise this Option to purchase any partial Shares.
1.2Payment of Exercise Price. You may pay the exercise price (i) in cash or (ii) by certified check or bank draft payable to the order of the Company or (iii) if and to the extent permitted by the Committee in its sole discretion, by tendering previously owned Shares (which are not the subject of any pledge or other security interest and which, if required by the Committee, shall have been held for at least six (6) months or such other period as determined by the Committee) or (iv) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares as tendered to the Company as of the date of such tender is at least equal to the Exercise Price. If permitted by the Committee, in its sole discretion, you may also exercise your Option without paying the exercise price up front, by utilizing a “cashless exercise” procedure. Please speak to a designated Company representative to find out if this procedure is currently available.

1.3Withholding Tax. You may be required to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local tax withholding requirements or like requirements, including the payment to the Company at the time of any exercise of the Option of all such taxes and requirements, and the Company shall have the right and is hereby authorized to withhold from the Shares transferable upon any exercise of the Option or from any other compensation or other amount owing to you such amount (in cash, Shares or other property, as the case may be) as may be necessary in the opinion of the Company to satisfy all such taxes and requirements.
4.     Termination of Employment.

4.1     General. In the event of the termination of your employment for any reason other than death, becoming Totally Disabled (as defined in Section 11), Cause (as defined in Section 11) or retirement (as consented to and approved by the Committee in its sole discretion), prior to exercise in full of your Option, you may exercise (to the extent then vested and exercisable) your Option, in whole or in part, at any time within three (3) months after the date of termination.
4.2    Death or Total Disability. In the event of the termination of your employment by reason of death or you becoming Totally Disabled, prior to the exercise in full of your Option, you in the case of becoming Totally Disabled, or your personal representative or the person to whom this Option is transferred by will or the laws of descent and distribution in the case of death, may exercise (to the extent then vested and exercisable) your Option, in whole or in part, at any time within one (1) year after the date of death or the date of you becoming Totally Disabled, as the case may be.
4.3    Retirement. In the event of the termination of your employment by reason of retirement (as consented to and approved by the Committee in its sole discretion), prior to exercise in full of your Option, you may exercise (to the extent then vested and exercisable) your Option, in whole or in part, at any time within one (1) year after the date of your retirement.
4.4    Cause. In the event of the termination of your employment for Cause, any portion of your Option not previously exercised (whether or not vested) shall terminate upon the date of your termination of employment.
4.5     Forfeiture of Non-Vested Options. Unless otherwise determined by the Committee at any time, any portion of the Option which at the time of the termination of your employment for any reason is not vested (after taking into account Section 4.7, to the extent applicable) shall be forfeited.
4.6     Change in Control. Notwithstanding the other terms hereof, if your employment with the Company or any of its subsidiaries (or their successors) shall be terminated by the Company or any of its subsidiaries (or their successors) without Cause or by you for Good Reason (as defined in Section 11) within six (6) months following a Change in Control (as defined in the Plan), your outstanding unvested Option shall immediately vest in full and the Option shall remain exercisable in accordance with the terms of this Agreement, but in no event for less than three (3) months after such termination (but in no event after the Expiration Date).
4.7    Committee Discretion; Expiration Date. Notwithstanding the foregoing, (i) the Committee may, but shall not be required to, provide at any time that any portion of the Option may be exercised after the periods provided for in this Section 4, but in no event on or after the Expiration Date and (ii) no provision in this Section 4 shall permit the exercise of the Option on or after the Expiration Date.
5.     Registration or Qualification. Notwithstanding any other provision of the Plan or this Option Agreement to the contrary, this Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under the applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange, that the Committee shall in its sole discretion determine to be necessary or advisable.

6. Issuance of Certificates. Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates (or other evidence of ownership) in your name for such Shares. However, the Company shall not be liable for damages related to any delays in issuing certificates, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
7.     No Right to Continued Employment or Service; No Rights as a Stockholder. Neither the Plan, this Agreement nor this Option shall confer on you any right to continued employment or service with the Company or any of its Affiliates. You shall not have any rights as a stockholder with respect to any Shares subject to the Option prior to the issuance of the Shares pursuant to Section 6 hereof.
8.     Transferability. Other than by will or the laws of descent and distribution, the Option is non-transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered. Any successor (a “Successor”) shall take rights herein granted subject to the terms and conditions hereof. No such transfer of the Option to any Successor shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by such Successor of the terms and conditions hereof.
9.     Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, you or your Successor will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option or otherwise deem necessary or advisable.
10.     Governing Law. This grant of this Option and this Option Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws.
11.     Definitions. For the purposes of this Option the following terms shall be defined as provided by this Section:
11.1    “Cause” shall mean (unless otherwise defined in any employment agreement between the Company and you): (i) your indictment, conviction of or plea of nolo contendere to a felony or any other crime involving deceit, dishonesty, fraud or moral turpitude; (ii) your engaging in conduct which brings, or if publicly known would bring, the Company, and/or its subsidiaries or Affiliates into public disrepute or disgrace and which the Board believes has had or will have a detrimental effect on the Company’s and/or any of its subsidiaries’ or Affiliates’ reputation or business; (iii) your engaging in an act of gross negligence or willful misconduct in the performance of your employment obligations and duties, and/or your violation of the Company’s corporate ethics policies, in any such case that has had or will have a material adverse effect on the Company’s and/or any of its subsidiaries’ or Affiliate’s reputation or business; (iv) your making any false, disparaging or malicious statement, oral or written, about the Company and/or its subsidiaries or Affiliates or any director, officer or employee of the foregoing which is injurious to the business or operations of any of the Company and/or any of its subsidiaries or Affiliates, or which may in any material respect interfere with the goodwill of any of the Company and/or any of its subsidiaries or Affiliates or its relations with customers or suppliers; (v) your committing an act of embezzlement of or fraud against, or theft or misappropriation of property belonging to, the Company and/or any of its subsidiaries or Affiliates, or engaging in any intentional “kickback” scheme involving the Company’s and/or any of its subsidiaries’ of Affiliates’ vendors; or (vi) following thirty (30) days’ notice and opportunity to cure (to the extent curable) during such thirty (30) day period, you repeatedly fail to perform the material duties of your position as reasonably directed by the Company in writing (provided that mere poor job performance shall not be considered such failure).
11.2    “Good Reason” shall mean (unless otherwise defined in any employment agreement between the Company and you): any of the following taken without your written consent and not cured within thirty (30) days after receipt of written notice thereof: (i) a material change, adverse to you, in position, titles or corporate offices; (ii) an assignment of any significant duties that are materially inconsistent with the positions or offices held by you; (iii) a decrease in your then current annual base salary, bonus formula or other compensation and benefits (other than in connection with a general decrease in the foregoing applicable to all employees of comparable rank, such as changes to the NEO Plan or to generally applicable sales commission structures); or (iv) relocation to a facility or a location more than fifty (50) miles from your then current location. A termination by you shall not be deemed for Good Reason unless you have notified the Company in writing of the intention to terminate for Good Reason within thirty (30) days of the date on which you learn that the event causing the alleged Good Reason has occurred and the Company fails to remedy such Good Reason event within thirty (30) days following the receipt of such notice. Any termination by you for Good Reason has to be made promptly (and in any case within thirty (30) days) after the end of the thirty (30) day period within which the Company may remedy the events giving rise to the right to terminate for Good Reason.
11.3    “Totally Disabled” shall mean (unless otherwise defined in any employment agreement between the Company and you): you are physically or mentally incapacitated so as to render you incapable of performing the essential functions of your position with or without reasonable accommodation for a period of three (3) consecutive months or for an aggregate of ninety (90) days within any consecutive six (6) month period. Your receipt of disability benefits under the Company’s long-term disability plan, if any, or receipt of Social Security disability benefits shall be deemed conclusive evidence of being Totally Disabled; provided, however, that in the absence of your receipt of such long-term disability benefits or Social Security benefits, the Board (or its designee) may, in its reasonable discretion (but based upon appropriate medical evidence), determine that you are Totally Disabled.
12.    Amendment and Modification. The Company, with the approval of the Board or the Committee, may modify or amend this Option Agreement, including waiving any provisions, by written notice to the Recipient; provided, however, that no provision of this Option Agreement may be modified, waived or discharged in a manner that would impair the rights of the Recipient unless that waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party to this Agreement of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.
13.    Forfeiture and Recapture. The Recipient acknowledges and agrees that the Option and any Shares received upon exercise of the Option and/or amounts received with respect to the sale of such Shares shall be subject to potential cancellation, clawback, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy of the Company (whenever adopted), including but not limited to the Company's Clawback Policy, or as is otherwise required by any applicable law. The Recipient agrees and consents to the Company's application, implementation and enforcement of (i) any such policy established by the Company that may apply to the Recipient and (ii) any provision of applicable law relating to cancellation, rescission, clawback, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate such policy or applicable law without further consent or action being required by the Recipient. To the extent that the terms of this Agreement and such policy conflict, then the terms of such policy shall prevail.
14.    Electronic Signature. The parties agree that this Option Agreement may be electronically signed. The parties agree that the electronic signatures appearing on this Option Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the parties have executed this Option Agreement on the date first written above.
GLOBAL INDUSTRIAL COMPANY

By:_____________________________
                     Name:
Title:

Agreed and Accepted:

By: _________________________
[NAME OF EMPLOYEE]

Notice of Grant of Stock Option
Global Industrial Company

Company Name	Global Industrial Company
Recipient Name	[NAME OF EMPLOYEE]
Grant/Award Type	Non-Qualified Stock Option
Total Number of Shares Subject to Option	[NUMBER OF SHARES]
Exercise Price per Share	$
Grant Date	[DATE]
Expiration Date	[DATE]

VESTING SCHEDULE

The Option will vest over a period of four years with 25% (rounded to the nearest whole Share for each tranche except the last such tranche which shall be adjusted such that in no event shall the Recipient vest in more than the Total Number of Shares Subject to Option provided above) vesting on each of the first, second, third and fourth anniversary of the Grant Date, subject to the provisions of the Option Agreement.